As filed with the Securities and Exchange Commission on July 24, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMAG PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2742593
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

100 Hayden Avenue

Lexington, Massachusetts 02421

(Address of Principal Executive Offices)

AMAG Pharmaceuticals, Inc. Non-Plan Restricted Stock Unit Agreement

AMAG Pharmaceuticals, Inc. Non-Plan Stock Option Agreement

(Full Title of the Plan)

William K. Heiden

President and CEO

AMAG Pharmaceuticals, Inc.

100 Hayden Avenue

Lexington, Massachusetts 02421

(617) 498-3300

(Name and Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Miguel J. Vega, Esq.

Cooley LLP

500 Boylston Street

Boston, MA 02116

(617) 937-2319

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share, under:
Non-Plan Restricted Stock Unit Agreement	100,000
Non-Plan Stock Option Agreement	300,000
TOTAL	400,000	15.47	(2)	$6,188,000	$709
(1)

This Registration Statement covers 100,000 shares which may become issuable under restricted stock units to be awarded to William K. Heiden and 300,000 shares which may become issuable under options to be awarded to William K. Heiden, each of which is being awarded outside of the Registrant’s stockholder-approved plan as an inducement grant under applicable NASDAQ rules pursuant to his employment agreement with AMAG Pharmaceuticals, Inc. This Registration Statement shall also cover any additional shares of Common Stock which become issuable thereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of AMAG Pharmaceuticals, Inc.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of the high and low price per share of Common Stock of AMAG Pharmaceuticals, Inc. as reported on the Nasdaq Global Select Market on July 20, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement on Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

AMAG Pharmaceuticals, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Commission (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

(a) the Registrant’s latest Annual Report on Form 10-K for the year ended December 31, 2011 (File No. 001-10865), filed with the Commission on March 8, 2012 (including information specifically incorporated by reference in the Registrant’s Form 10-K from the Registrant’s Definitive Proxy Statement for its 2012 Annual Meeting of Stockholders);

(b) the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (File No. 001-10865), filed with the Commission on May 3, 2012;

(c) the Registrant’s Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof), filed with the Commission on May 1, 2012, May 10, 2012, May 10, 2012, May 25, 2012 and June 29, 2012;

(d)  the description of the Registrant’s outstanding Common Stock, $0.01 par value per share, contained in Item I of the Company’s Registration Statement on Form 8-A12G, filed with the Commission pursuant to Section 12 of the Exchange Act on June 26, 2006 (File No. 000-14732), including all amendments or reports filed for the purpose of updating such description; and

(e)  the description of the Registrant’s Series A Junior Participating Preferred Stock Purchase Rights contained in Item I of the Company’s Registration Statement on Form 8-A12B, filed with the Commission pursuant to Section 12 of the Exchange Act on September 4, 2009 (File No. 001-10865), including all amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of it from the respective dates of filing such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith.

The Registrant’s Certificate of Incorporation, as amended, provides that the Registrant shall, to the fullest extent permitted by law, indemnify all directors and officers of the Registrant and, if approved by the Registrant’s Board of Directors, all employees and agents of the Registrant. The Certificate of Incorporation also contains a provision eliminating the liability of directors of the Registrant to the Registrant or its stockholders for monetary damage, to the fullest extent permitted by law. The Certificate of Incorporation also permits the Registrant to maintain insurance to protect itself and any director, officer, employee or agent against any liability whether or not the Registrant would have the power to indemnify such persons under the General Corporation Law of Delaware.

The Registrant has entered into indemnification agreements with each of its current directors and certain of its officers, pursuant to which the Registrant agreed to indemnify each director and such officers with respect to any expenses, judgments, fines, penalties, and amounts paid in settlement in connection with any claim, pending or completed action, suit or proceeding, or any inquiry or investigation, related to any actions taken by the director or officer related to their service as a director or officer if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Exhibit
5.1	Opinion of Cooley LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page hereto).
99.1	AMAG Pharmaceuticals, Inc. Non-Plan Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 10, 2012 (File No. 001-10865)).
99.2	AMAG Pharmaceuticals, Inc. Non-Plan Stock Option Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on May 10, 2012 (File No. 001-10865)).

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on July 24, 2012.

AMAG Pharmaceuticals, Inc.

/s/ William K. Heiden
William K. Heiden
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints William K. Heiden and  Scott A. Holmes and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ William K. Heiden	President, Chief Executive Officer and Director (principal executive officer)	July 24, 2012
(William K. Heiden)

/s/ Scott A. Holmes	Chief Accounting Officer, Vice President and Controller (principal financial and accounting officer)	July 24, 2012
(Scott A. Holmes)

/s/ Joseph V. Bonventre, M.D., Ph.D	Director	July 24, 2012
(Joseph V. Bonventre, M.D., Ph.D)

/s/ Rajiv De Silva	Director	July 24, 2012
(Rajiv De Silva)

/s/ Michael Narachi	Director	July 24, 2012
(Michael Narachi)

/s/ Robert J. Perez	Director	July 24, 2012
(Robert J. Perez)

/s/ Lesley Russell, MB. Ch.B., MRCP	Director	July 24, 2012
(Lesley Russell, MB. Ch.B., MRCP)

/s/ Gino Santini	Director	July 24, 2012
(Gino Santini)

/s/ Davey S. Scoon	Director	July 24, 2012
(Davey S. Scoon )

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion of Cooley LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page hereto).
99.1	AMAG Pharmaceuticals, Inc. Non-Plan Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 10, 2012 (File No. 001-10865)).
99.2	AMAG Pharmaceuticals, Inc. Non-Plan Stock Option Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on May 10, 2012 (File No. 001-10865)).